Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of ACE Limited on Form S-3 (Nos. 333-156143, 333-130378, 333-118722, 333-78841, 333-60985 and 333-88482), S-4 (Nos. 333-150367, 333-90927) and Form S-8 (Nos. 333-153239, 333-116532, 333-1400, 333-1402, 333-1404, 333-46301, 333-72299, 333-82175, 333-93867, 333-72301, 333-61038, 333-86102, 333-134504 and 333-103701) of ACE Limited our report dated February 27, 2009, relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 27, 2009